Exhibit 21.1

COLUMBUS McKINNON CORPORATION
SUBSIDIARIES
(as of March 31, 2014)

CM Insurance Company, Inc. (US-NY)
Columbus McKinnon de Mexico, S.A. de C.V. (Mexico)
Columbus McKinnon de Uruguay, S.A. (Uruguay)
Columbus McKinnon do Brazil Ltda. (Brazil)
Columbus McKinnon de Panama S.A. (Panama)
Crane Equipment & Service, Inc. (US-OK)
Unified Industries Inc. (US-MI)
Société d’Exploitation des Raccords Gautier (France)
Yale Industrial Products, Inc. (US-DE)
Egyptian-American Crane Co. (40% Joint Venture) (Egypt)
Columbus McKinnon Limited (Canada)
Yale Industrial Products Ltd. (England)
Columbus McKinnon Dutch Holdings 1 B.V. (The Netherlands)
Columbus McKinnon Dutch Holdings 2 B.V. (The Netherlands)
Columbus McKinnon Dutch Holdings 3 B.V. (The Netherlands)
Columbus McKinnon Asia Pacific Pte. Ltd. (Singapore)
Columbus McKinnon Asia Pacific Ltd. (Hong Kong)
Hangzhou LILA Lifting and Lashing Co. Ltd. (China)
Columbus McKinnon (Hangzhou) Industrial Products Co. Ltd. (China)
Yale Industrial Products Asia Co. Ltd. (Thailand)
Columbus McKinnon Singapore Pte. Ltd. (Singapore)
Columbus McKinnon EMEA GmbH (Germany)
Columbus McKinnon Industrial Products GmbH (Germany)
Columbus McKinnon Corporation Ltd. (England)
Columbus McKinnon France S.a.r.l. (France)
Columbus McKinnon Maghreb S.a.r.l AAU (Morocco)
Columbus McKinnon Italia S.r.l. (Italy)
Columbus McKinnon Ibérica S.L.U. (Spain)
Columbus McKinnon Benelux, B.V. (The Netherlands)
CMCO Material Handling (Pty), Ltd. (South Africa)
Yale Engineering Products (Pty.) Ltd. (South Africa)
Yale Lifting Solutions (Pty.) Ltd. (South Africa)
Pfaff Hoist & Rigging (Pty.) Ltd. (South Africa)
Columbus McKinnon Austria GmbH (Austria)
Hebetechnik Gesellschaft GmbH (Austria)
Columbus McKinnon Hungary Kft. (Hungary)
Columbus McKinnon Russia LLC (Russia)
Columbus McKinnon Kaldirma ESVT, Ltd. (Turkey)
Columbus McKinnon Industrial Products ME FZE (UAE)
Pfaff Beteiligungs GmbH (Germany)
Columbus McKinnon Engineered Products GmbH (Germany)
Pfaff Silberblau Utilaje de Ridicat si Transportat S.R.L. (Romania)
Columbus McKinnon Polska Sp.z.o.o (Poland)
Columbus McKinnon Switzerland AG (Switzerland)
Verkehrstechnik Beteiligungs Gmbh (Germany)
Verkehrstechnik Gmbh & Co. KG (Germany)